PLATEAU EXCAVATION, INC.

AND AFFILIATES

AUSTELL, GEORGIA

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2018, 2017 AND 2016

COOPER, TRAVIS & COMPANY, PLC

CERTIFIED PUBLIC ACCOUNTANTS

PLATEAU EXCAVATION, INC.
AND AFFILIATES
COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2018, 2017 AND 2016

CONTENTS

RICHARD L. COOPER, CPA (retired)
PHILIP T. TRAVIS, CPA**
HILLIOUS D. SULLIVAN, CPA
TIMOTHY M. COOPER, MA, CPA*
MATTHEW C. HALE, CPA

DENNIS A. CHAPPELL, CPA
AUDREY W. McELHINEY, CPA
D. MARK COLEMAN, CPA

COOPER, TRAVIS & COMPANY, PLC
CERTIFIED PUBLIC ACCOUNTANTS
3008 POSTON AVENUE
NASHVILLE, TENNESSEE 37203
TELEPHONE 615-329-4500 FACSIMILE 615-329-4569
COOPERTRAVIS.COM
MEMBERS:
AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
TENNESSEE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
STATE OF TENNESSEE LICENSE # 264
**LICENSED IN TENNESSEE, GEORGIA AND FLORIDA
*LICENSED IN TENNESSEE AND GEORGIA

STACI D. LEWIS, CPA
TRENT J. MITCHELL, CPA
PHILIP C. TRAVIS, CPA*
AIMEE P. KUNKLE, CPA
GEORGE M. PARROTT, JD, CPA
HOLLYE K. HARRISON-GUY, CPA
DANNY R. VANARSDALE, JD
MARK J. HOFFMAN, CPA

Independent Auditors' Report

Board of Directors
Plateau Excavation, Inc. and Affiliates
Austell, Georgia

We have audited the accompanying combined financial statements of Plateau Excavation, Inc. and Affiliates, which comprise the combined balance sheets as of December 31, 2018 and 2017, and the related combined statements of operations, changes in owner's equity and cash flows for the years ended December 31, 2018, 2017 and 2016, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Plateau Excavation, Inc. and Affiliates as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years ended December 31, 2018, 2017 and 2016, in accordance with accounting principles generally accepted in the United States of America.

Cooper Travis & Company, PLC

Cooper, Travis & Company, PLC
Certified Public Accountants

Nashville, Tennessee
October 18, 2019

PLATEAU EXCAVATION, INC.
AND AFFILIATES
COMBINED BALANCE SHEETS
DECEMBER 31, 2018 AND 2017

ASSETS

	2018	2017
Current assets:		
Cash and cash equivalents	$ 15,981,346	$ 9,118,101
Accounts receivable:		
Estimates due on contracts	42,221,766	39,137,256
Retainage due on contracts	17,170,961	15,587,101
Employees	175,652	75,372
Other	36,115	25,000
Costs and estimated earnings in excess of billings on uncompleted contracts	511,330	636,224
Prepaid expenses	45,908	12,500
Total current assets	76,143,078	64,591,554
Property and equipment, net	51,839,990	48,601,749
Other assets	20,537	10,840
Total assets	$ 128,003,605	$ 113,204,143

LIABILITIES AND OWNER'S EQUITY

	2018	2017
Current liabilities:		
Installment notes payable, principal due within one year	$ 646,308	$ 998,631
Accounts payable:		
Trade	4,125,804	4,314,784
Estimates due subcontractors	7,694,805	5,966,884
Retainage due subcontractors	4,807,041	2,969,618
Billings in excess of costs and estimated earnings on uncompleted contracts	28,356,220	31,898,571
Accrued compensation	2,153,265	1,969,596
Accrued expenses	72,898	403,852
State income taxes payable	477,540	160,000
Total current liabilities	48,333,881	48,681,936
Long-term liabilities:		
Installment notes payable, principal due after one year	440,531	530,849
Total liabilities	48,774,412	49,212,785
Owner's equity:		
Common stock	1,100	1,100
Retained earnings	59,018,288	43,937,224
Treasury stock, at cost	(46,939)	(46,939)
Member's equity	20,256,744	20,099,973
Total owner's equity	79,229,193	63,991,358
Total liabilities and owner's equity	$ 128,003,605	$ 113,204,143

See the accompanying notes to combined financial statements.

PLATEAU EXCAVATION, INC.
AND AFFILIATES
COMBINED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

	2018	2017	2016
Revenues	$ 289,187,030	$ 249,181,556	$ 209,119,733
Costs of revenues	209,707,541	177,915,328	154,237,672
Gross profit	79,479,489	71,266,228	54,882,061
General and administrative expenses	13,933,997	12,835,942	11,239,096
Income from operations	65,545,492	58,430,286	43,642,965
Other income and (expenses):			
Management fees	1,219,082	1,264,000	768,000
Life insurance proceeds	-	-	564,014
Gain on sale of equipment	345,323	202,699	-
Miscellaneous income	367,950	360,779	228,650
Interest income	3,206	3,003	3,765
Interest expense	(3,438)	(8,568)	(22,544)
Contributions	(30,787)	(47,275)	(62,630)
Other	-	(3,091)	-
Total other income, net	1,901,336	1,771,547	1,479,255
Income before income taxes	67,446,828	60,201,833	45,122,220
State income taxes	440,990	160,000	275,000
Net income	$ 67,005,838	$ 60,041,833	$ 44,847,220

See the accompanying notes to combined financial statements.

PLATEAU EXCAVATION, INC.
AND AFFILIATES
COMBINED STATEMENTS OF CHANGES IN OWNER'S EQUITY
YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

	Common Stock	Retained Earnings	Treasury Stock	Member's Equity	Total Owner's Equity
Balance at January 1, 2016	$ 1,100	$ 41,541,757	$ (46,939)	$ -	$ 41,495,918
Capital contributions	-	-	-	17,668,132	17,668,132
Distributions	-	(50,161,802)	-	-	(50,161,802)
Net income	-	44,711,664	-	135,556	44,847,220
Balance at December 31, 2016	$ 1,100	$ 36,091,619	$ (46,939)	$ 17,803,688	$ 53,849,468
Balance at January 1, 2017	$ 1,100	$ 36,091,619	$ (46,939)	$ 17,803,688	$ 53,849,468
Capital contributions	-	-	-	755,853	755,853
Distributions	-	(50,655,796)	-	-	(50,655,796)
Net income	-	58,501,401	-	1,540,432	60,041,833
Balance at December 31, 2017	$ 1,100	$ 43,937,224	$ (46,939)	$ 20,099,973	$ 63,991,358
Balance at January 1, 2018	$ 1,100	$ 43,937,224	$ (46,939)	$ 20,099,973	$ 63,991,358
Capital contributions	-	-	-	4,108,255	4,108,255
Distributions	-	(51,835,005)	-	(4,041,253)	(55,876,258)
Net income	-	66,916,069	-	89,769	67,005,838
Balance at December 31, 2018	$ 1,100	$ 59,018,288	$ (46,939)	$ 20,256,744	$ 79,229,193

See the accompanying notes to combined financial statements.

PLATEAU EXCAVATION, INC.
AND AFFILIATES
COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

	2018	2017	2016
Cash flows from operating activities:			
Cash received from contract owners and customers	$ 281,101,203	$ 240,435,651	$ 207,545,196
Cash paid to suppliers, subcontractors and employees	(211,072,709)	(178,296,169)	(157,418,913)
Interest received	3,206	3,003	3,765
Interest paid	(3,438)	(8,568)	(22,544)
Income taxes paid	(123,450)	(335,227)	(214,773)
Miscellaneous income	1,587,032	1,624,779	1,560,664
Net cash provided by operating activities	71,491,844	63,423,469	51,453,395
Cash flows from investing activities:			
Proceeds from sale of equipment	435,817	623,806	-
Acquisition of equipment	(12,153,505)	(10,430,639)	(21,226,028)
Acquisition of land	(4,041,253)	-	-
(Payments) refunds of deposits	(9,697)	1,204,044	(1,214,884)
Net cash used for investing activities	(15,768,638)	(8,602,789)	(22,440,912)
Cash flows from financing activities:			
Payments on long-term debt	(1,133,211)	(2,239,880)	(2,406,274)
Capital contributions	4,108,255	755,853	17,668,132
Distributions	(51,835,005)	(50,655,796)	(50,161,802)
Net cash used for financing activities	(48,859,961)	(52,139,823)	(34,899,944)
Net increase (decrease) in cash and cash equivalents	6,863,245	2,680,857	(5,887,461)
Cash and cash equivalents at beginning of year	9,118,101	6,437,244	12,324,705
Cash and cash equivalents at end of year	$ 15,981,346	$ 9,118,101	$ 6,437,244
Reconciliation of net income to net cash provided by operating activities:			
Net income	$ 67,005,838	$ 60,041,833	$ 44,847,220
Adjustments to reconcile net income to net cash provided by operating activities:			
Depreciation	9,515,340	8,176,727	6,618,165
Gain on sale of equipment	(345,323)	(202,699)	-
Effect on cash by changes in operating assets and liabilities:			
Accounts receivable	(4,779,765)	(6,662,429)	(1,469,503)
Costs and estimated earnings in excess of billings on uncompleted contracts	124,894	(498,329)	(45,096)
Other current assets	(33,408)	-	(12,500)
Accounts payable	3,376,364	4,105,763	569,595
Billings in excess of costs and estimated earnings on uncompleted contracts	(3,542,351)	(1,549,935)	(75,131)
Other current liabilities	(147,285)	187,765	960,418
State taxes payable	317,540	(175,227)	60,227
Total adjustments	4,486,006	3,381,636	6,606,175
Net cash provided by operating activities	$ 71,491,844	$ 63,423,469	$ 51,453,395
Supplemental schedule of noncash investing and financing activities:			
Purchase of debt financed equipment	$ 690,570	$ 1,349,045	$ 2,252,057
Distribution of land to equity owner	$ 4,041,253	$ -	$ -

See the accompanying notes to combined financial statements.

Note 1 - Summary of Significant Accounting Policies

a. Combination Policy

The accompanying financial statements of Plateau Excavation, Inc., have been combined with its two affiliates, LK Gregory Construction, Inc. and DeWitt Excavation, LLC (collectively "the Company", "we" or "our"), which are under common ownership and management. All significant intercompany accounts and transactions have been eliminated. Management has determined that the affiliates do not qualify for consolidation as variable interest entities.

b. Nature of Business

Plateau Excavation, Inc. ("Plateau") is a grading contractor performing site excavation and drainage on either a per unit, fixed price, or cost-plus basis throughout the southeast United States.

LK Gregory Construction, Inc. ("LK") is a general contractor specializing in drilling and blasting for excavation projects throughout the southeast.

DeWitt Excavation, LLC ("DeWitt") was organized on February 2, 2016 as a Florida limited liability company and acquired the assets of DeWitt Excavating, Inc. on March 31, 2016. DeWitt is a grading and utility contractor performing site excavation and drainage on either a per unit, fixed price, or cost-plus basis throughout Florida.

c. Revenue Recognition

Revenues from long-term construction contracts are recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to the estimated total costs for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct job costs and those indirect costs related to contract performance, such as indirect labor, payroll taxes, supplies, insurance, equipment repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income and are recognized in the period the revisions are determined.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

d. Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Note 1 – Continued

e. Accounts Receivable

The Company grants credit to customers, generally without collateral, but usually eligible for the filing of a contractors' lien against the property on which work is performed. Consequently, our ability to collect the amounts due from customers is affected by economic and market fluctuations in the geographic areas in which we operate.

The Company sells to customers using credit terms customary in its industry. Management uses the allowance method to account for uncollectible accounts receivable and evaluates the collectability of accounts receivable on a regular basis. At December 31, 2018 and 2017, the Company's management determined that no allowance for doubtful accounts was required.

The Company includes retainage receivables and payables under construction contracts which may extend beyond one year in current assets and liabilities. A one-year time period is used as the basis for classifying all other current assets and liabilities.

f. Property and Equipment

Property and equipment at December 31 are stated at cost less accumulated depreciation and consist of the following:

	2018	2017
Land	$ 2,123,377	$ 2,159,995
Buildings	2,804,162	2,804,162
Construction equipment	113,007,693	102,561,527
Automotive equipment	12,175,438	10,790,285
Furniture and fixtures	355,211	335,017
Total property and equipment, at cost	130,465,881	118,650,986
Accumulated depreciation	(78,625,891)	(70,049,237)
Total property and equipment, net	$ 51,839,990	$ 48,601,749

The Company utilizes the straight-line method of depreciation. The following schedule reflects the estimated useful lives for computation of depreciation expense:

Buildings	39 years
Construction equipment	5 – 7 years
Automotive equipment	5 – 7 years
Furniture and fixtures	3 – 10 years

Depreciation expense for the years ended December 31, 2018, 2017 and 2016 was $9,515,340, $8,176,727, and $6,618,165, respectively.

Note 1 - Continued

g. Income Taxes

Plateau and LK have each elected to be taxed under Subchapter S of the Internal Revenue Code, whereby federal income taxes are payable by the individual stockholder on income earned by the corporations. Certain states allow for payment of state income taxes by the Company, therefore, a portion of state income taxes are provided for in the financial statements. DeWitt (a single-member LLC) is treated as a disregarded entity for federal and state income tax purposes whereby the member is taxed individually on his share of DeWitt's earnings. These tax elections result in an unusual relationship between income tax expense and income before income taxes, whereby the effective tax rates are significantly less than the expected statutory tax rates.

The Company recognizes income from construction contracts on the percentage-of-completion method for both financial and tax reporting purposes. Depreciation of property and equipment is computed in accordance with various accelerated methods allowable for income tax reporting purposes. Due to these and other temporary differences, income and expenses are reported in different periods for tax and financial reporting. The effect of these temporary differences has not resulted in a material deferred state income tax liability or asset as of December 31, 2018 and 2017. If the Company were to incur a deferred state tax asset, it would be reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Management has concluded that there are no uncertain tax positions that would require recognition in the accompanying combined financial statements. If it is probable that an uncertain tax position will result in a material liability and the amount of the liability can be estimated, then the estimated liability is accrued. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax would be reported as income taxes.

h. Use of Estimates

We use estimates and assumptions in preparing these combined financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Although management believes the estimates that have been used are reasonable, actual results could vary from the estimates that were used, and those variances could be significant. Management periodically evaluates its estimates for continued reasonableness.

Appropriate adjustments, if any, to the estimates used are adjusted prospectively based upon periodic evaluation. It is reasonably possible that changes may occur in the near term that would affect management's estimates with respect to the revenue recognition on uncompleted long-term construction contracts and valuation of accounts receivable.

i. Advertising Costs

Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 2018, 2017 and 2016 was $111,515, $130,624, and $65,280, respectively.

Note 1 - Continued

j. Fair Value of Financial Instruments

Our financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and debt instruments. The carrying values of cash, accounts receivables and accounts payables, including retainage which may extend beyond one year, are representative of their respective fair values, primarily because of the short maturity of these instruments. The carrying values of the Company's debt instruments approximate their fair values as of December 31, 2018 and 2017 based on current incremental borrowing rates for similar types of borrowing arrangements.

k. Management's Review of Subsequent Events

The Company's management has performed a review of subsequent events through the date of the audit report, which is the date the financial statements were available to be issued.

Note 2 - Contract Receivables

Contract receivables are summarized as follows as of December 31:

	2018	2017
Estimates due on contracts		
Completed contracts	$ 2,952,629	$ 6,410,429
Uncompleted contracts	39,269,137	32,726,827
	$42,221,766	$39,137,256
Retainage due on contracts		
Completed contracts	$ 20,753	$ -
Uncompleted contracts	17,150,208	15,587,101
	$17,170,961	$15,587,101

Note 3 - Uncompleted Contracts

As outlined in Note 1(c) above, we recognize income from long-term construction contracts on the percentage-of-completion method. Information concerning uncompleted contracts is as follows as of December 31:

	2018	2017
Costs incurred on uncompleted contracts	$229,511,458	$142,393,833
Estimated earnings recognized	71,083,730	31,337,435
	300,595,188	173,731,268
Billings to date	(328,440,078)	(204,993,615)
Net overbillings	$ (27,844,890)	$ (31,262,347)

Net overbillings are included in the accompanying combined balance sheets as follows:

Costs and estimated earnings in excess of billings on uncompleted contracts	$ 511,330	$ 636,224
Billings in excess of costs and estimated earnings on uncompleted contracts	(28,356,220)	(31,898,571)
	$ (27,844,890)	$ (31,262,347)

Note 4 – Installment Notes Payable

Installment notes payable at December 31, are summarized as follows:

Lender	Payment Terms	2018	2017
John Deere Financial	Monthly payments of $5,697 to $5,756	$ 355,172	$ -
Caterpillar Financial	Monthly payments of $11,605 to $23,741	188,975	486,154
Komatsu Financial	Monthly payments of $7,729 to $13,715	542,692	606,807
Terex Financial	Monthly payments of $3,474 to $18,844	-	245,508
Wells Fargo	Monthly payments of $21,486	-	191,011
		$1,086,839	$1,529,480

The notes are secured by purchase money security interest in the respective equipment and have annual percentage rates ranging up to 2.99%.

The notes are presented in the combined balance sheet as follows:

	2018	2017
Installment notes payable, principal due within one year	$ 646,308	$ 998,631
Installment notes payable, principal due after one year	440,531	530,849
	$1,086,839	$1,529,480

Future minimum principal payments are summarized as follows:

Years Ending December 31,	
2019	$ 646,308
2020	344,920
2021	95,611
	$1,086,839

Note 5 – Common Stock

Common stock consists of the following at December 31, 2018 and 2017:

	Common Stock	Treasury Stock
Plateau – no par value, 1,000 shares authorized, issued and outstanding	$1,000	$ -
LK – no par value, 1,000 shares authorized, issued and outstanding, including treasury stock	100	(46,939)
	$1,100	$(46,939)

Note 6 - Retirement and Profit-Sharing Plan

During the year 1999, the Company implemented a 401K retirement plan along with a profit-sharing plan which is available to its employees meeting certain age and length of service requirements. The covered employees may contribute up to 15% of their payroll up to certain limits allowed under such plans. The Company has agreed to contribute an additional 1/4 of the percentage the employee contributes up to a maximum of 1.25% of covered employees' payroll. The Company's contribution to the 401K plan was $45,771, $42,441 and $38,436 for the years 2018, 2017 and 2016, respectively.

The Company's contribution to its profit-sharing plan is a discretionary amount determined annually by the Board of Directors. No contributions were made to the plan for 2018, 2017 and 2016.

Note 7 - Operating Leases

The Company leases various pieces of construction equipment on a periodic basis which are accounted for as operating leases. A significant portion of these leases are with an affiliated entity related to the Company through common ownership. Total rent expense under these agreements was $4,666,168, $3,379,030 and $3,347,631, of which $1,297,175, $576,346 and $723,051 was paid to the related party for the years 2018, 2017 and 2016 respectively.

Note 8 - Concentration of Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash on deposit and accounts receivable from construction contracts. We generally require no collateral from our customers, other than normal lien rights. The Company's cash deposits may at times exceed federally insured amounts. We believe that our cash and cash equivalent accounts are held with high quality financial institutions which we believes limits our risks.

Revenue from one customer represented 15%, 27% and 10% of total revenue for the years ended 2018, 2017 and 2016, respectively.

Note 9 – Related Party Transactions

We purchase equipment from Central Atlanta Tractor Sales, Inc. (CAT), an affiliated entity related to the Company through common ownership. The Company paid CAT $183,216, $190,840 and $73,781 in 2018, 2017 and 2016, respectively. At December 31, 2018 and 2017, the Company owed CAT $58,327 and $2,522, respectively, included on the combined balance sheet as trade accounts payable.

In 2018, 2017, and 2016 we incurred subcontract costs of $428,048, $349,820 and $212,000, respectively, with G. K. Rogers Construction, LLC (GK), an affiliated entity related to the Company through common ownership. At December 31, 2018 and 2017, the Company owed GK $8,257 and $5,777, included in estimates due subcontractors on the combined balance sheet.

Note 9 – Continued

We subcontracted grinding services to TAG Grinding Services, Inc. (TAG), an affiliated entity related to the Company through common ownership. The Company paid TAG $576,522 and $813,093 during the years ended December 31, 2017 and 2016, respectively.

We received flight transportation services from Tonic Air, Inc. (Tonic), an affiliated entity related to the Company through common ownership. The Company paid $861,822 to Tonic for the year ended December 31, 2016.

The Company received management fees from both CAT and TAG. Management fees for the years ended December 31, 2018, 2017 and 2016 totaled $1,219,082, $1,264,000 and $768,000, respectively.

Note 10 – Contingencies

Surety Bonds

The Company, as conditions for entering into certain construction contracts, purchased surety bonds. The bonds are guaranteed by contracts receivable of the Company.

Indemnity Agreement with Surety

We are contingently liable to a surety company under a general indemnity agreement. The Company agrees to indemnify the surety for any payments made on contracts of suretyship, guarantee or indemnity. We believe that all contingent liabilities will be satisfied by our performance on the specific bonded contracts.

Self-Insurance

Effective May 1, 2014, the Company elected to self-insure certain costs related to employee health and accident benefit programs. The Company covers the first $115,000 of qualified medical claims per employee with a maximum annual exposure of $2,180,545. The Company has purchased reinsurance to cover the excess exposure. In addition to the maximum annual exposure amount, the Company incurs costs for reinsurance premiums and administrative expenses.

Note 11 – Compensated Absences

Compensated absences for sick pay, personal time and vacations have not been accrued since it cannot be reasonably estimated. The Company's policy is to recognize these costs when paid.

Note 12 – Supplemental Executive Retirement Plan

In 2015, the Company established a Supplemental Executive Retirement Plan (SERP) covering approximately 42 highly compensated employees. The SERP is a defined contribution plan. During 2018, 2017 and 2016, the Company paid life insurance premiums totaling $658,615, $549,056 and $466,633, respectively, on policies which form the basis of the plan.

Note 13 – Backlog

The following schedule presents a reconciliation of contract backlog representing unsatisfied or partially unsatisfied performance obligations at December 31, 2018:

Balance at January 1, 2018	$189,243,689
New contracts executed and contract adjustments	283,993,245
	473,236,934
Contract revenue earned during 2018	(289,187,030)
Balance at December 31, 2018	$184,049,904

Note 14 – Life Insurance Proceeds

During 2016, the Company received life insurance proceeds of $564,014 upon the death of a key employee.

Note 15 – Subsequent Event

On October 2, 2019, Sterling Construction Company, Inc., a public company, acquired a 100% interest in the Company.